Exhibit (j): Consent of Independent Public Accountants
    -----------

                                                                 Exhibit 23.J



INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-36811 of Blue Ridge Total Return Fund (a series of Blue Ridge Funds Trust) of our report dated January 2, 2001, appearing in the Annual Report for the year ended November 30, 2000, and to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
New York, New York
March 30, 2001